UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[   ] Filed by a Party other than the Registrant

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a -12

REVETT MINING COMPANY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons Filing Proxy Statement If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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NOTICE OF MEETING AND REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

Dear Stockholder:

The annual meeting of stockholders of Revett Mining Company, Inc. (the “Company”) will be held on Wednesday, June 18, 2014 at 11:00 a.m., Pacific Time, at our offices, located at 11115 E. Montgomery, Suite G, Spokane Valley, Washington, for the following purposes:

1.	To elect the nominees to the Company’s board of directors to serve until the 2015 annual meeting or until their successors are duly elected and qualified;

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountant for the ensuing year; and

3.	To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof by or at the direction of the Company’s board of directors.

The board of directors has fixed the close of business on April 24, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

Your vote is important no matter how large or small your holdings may be. To assure your representation at the annual meeting, please vote your shares over the Internet or via the toll-free telephone number as instructed in this Notice of Meeting and Regarding the Internet Availability of Proxy Materials. You also may request a printed proxy card to submit your vote by mail. You will not receive a printed copy of the proxy materials unless you request them.

If you are a registered stockholder and would like to receive paper copies of this year’s and/or future proxy materials, call free of charge or go online or email as directed below. There is no charge to you for requesting copies. Please make your request on or before June 8, 2014 to facilitate timely delivery.

Telephone: Call free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

Internet: Go to www.envision reports.com/RVM. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials. You can also submit your preference for email or paper delivery of future meeting materials.

Email: Send an email to investorvote@computershare.com with “Proxy Materials Revett Mining Company, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar of the Shareholder Meeting Notice you received, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

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For directions to the annual meeting, please write to Monique Hayes, Corporate Secretary, Revett Mining Company, Inc., 11115 E. Montgomery, Suite G, Spokane Valley, Washington 99206 or call (509) 921-2294.

By Order of the Board of Directors
REVETT MINING COMPANY, INC.

Monique Hayes
Corporate Secretary
May 6, 2014

REVETT MINING COMPANY, INC.
11115 E. Montgomery, Suite G
Spokane Valley, WA 99206

PROXY STATEMENT For

ANNUAL MEETING OF STOCKHOLDERS To Be Held June 18, 2014

The Board of Directors (the “Board”) of Revett Mining Company, Inc. is soliciting proxies for use at the annual meeting of stockholders to be held on Wednesday, June 18, 2014, at 11:00 a.m., Pacific Time, at the Company’s offices, located at 11115 E. Montgomery, Suite G, Spokane Valley, Washington, and any adjournment or postponement thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Meeting and Regarding the Internet Availability of Proxy Materials.

On May 6, 2014, we mailed to you and our other stockholders a Notice of Meeting and Regarding the Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report on the Internet and to vote your shares over the Internet or by telephone. You will not receive a printed copy of the proxy materials unless you request them. If you would like to receive a printed copy of our proxy materials, including a printed proxy card on which you may submit your vote by mail, then you should follow the instructions for obtaining a printed copy of our proxy materials contained in the Notice of Meeting and Regarding the Internet Availability of Proxy Materials.

Submitting your proxy over the Internet, by telephone or by executing and returning a printed proxy card will not affect your right to attend the Annual Meeting and to vote in person.

Registered stockholders may vote by proxy before the annual meeting by internet at www.envisionreports.com/RVM, by calling 1-800-652- VOTE (8683) or by mail by signing and returning your proxy card to Computershare, P.O. Box, 30170, College Station, TX 77842-3170. To vote by internet or telephone, you will need your 12-digit voting control number, which can be found on your proxy card or Notice of Meeting and Regarding the Internet Availability of Proxy Materials. If you choose to request a printed proxy card to submit your vote by mail, we encourage you to deposit such proxy in the mail by June 8, 2014 in order to ensure timely delivery of your proxy and to ensure that your vote is counted. If you return a signed proxy card but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board of Directors.

If you are a beneficial stockholder and own stock through a broker, bank or other holder of record, in order to vote you must instruct the holder of record how to vote your shares. In order to provide voting instructions to the holder of record of your shares, please refer to the materials forwarded by your broker, bank or other holder of record.

If you are a registered stockholder, you may also vote in person at the Annual Meeting. If you wish to vote in person and are a beneficial stockholder and own your stock through a broker, bank or other holder of record, you must obtain a proxy from the record holder of your shares and bring that proxy with you to the annual meeting.

Stockholders of record may revoke their proxy before the polls close by submitting a later-dated proxy via the Internet at www.investorvote.com or by calling toll free 1-800-652-VOTE (8683) or by mail to Computershare, P.O. Box 30170, College Station, TX 77842-3170. A stockholder of record may also revoke a proxy by voting in person at the Annual Meeting or by delivering a written revocation to our Corporate Secretary at 11115 E. Montgomery, Suite G, Spokane Valley, WA 99206 before the Annual Meeting. Beneficial stockholders who wish to revoke any prior voting instructions should contact their broker, bank, or other nominee that is the record owner of their shares. Attending the Annual Meeting in person does not in itself revoke a previously submitted proxy.

If you submit your proxy over the Internet or by telephone, or you request a printed proxy card and properly execute and return the proxy card by mail, then the persons named as proxies will vote the shares represented by your proxy according to your instructions. If you request a printed proxy card, and properly execute and return the proxy card by mail, but do not mark voting instructions on the proxy card, then the persons named as proxies will vote FOR the nominees for election as directors referred to in this proxy statement and FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accountant for the ensuing year and in accordance with the judgment of the persons named as proxies in the enclosed form of proxy on such other business or matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

Other than the election of directors and the ratification of appointment of BDO USA, LLP as our independent registered public accountant for the ensuing year, the Board has no knowledge of any other matters to be presented for action by the stockholders at the Annual Meeting. However, if any other business or matters properly shall come before the Annual Meeting or any adjournment or postponement thereof, then the persons named as proxies in the form of proxy will vote the shares represented by each proxy in accordance with their judgment on such matters.

Only holders of record of our common stock at the close of business on April 24, 2014 are entitled to vote at the Annual Meeting. On that date, 39,128,989 shares of our common stock were issued, outstanding and entitled to vote. The record date for the determination of shareholders entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting has been fixed as April 24, 2014. In accordance with the provisions of the General Corporation Law of the State of Delaware, the Company will prepare a list of holders of common shares as of such record date. This list of stockholders will be open to examination of any stockholder for any purpose germane to the Annual Meeting for ten days prior to the Annual Meeting between the hours of 9:00 a.m. and 4:00 p.m. Pacific Daylight Time at the Office of the Corporate Secretary, 11115 E. Montgomery, Suite G, Spokane Valley, Washington 99206. This list shall be produced and kept at the Annual Meeting and may be examined by any stockholder who is present at the Annual Meeting.

Each holder of shares of common stock will be entitled to one vote per share of common stock held as of close of business on April 24, 2014. A quorum for the Annual Meeting consists of not less than one third of the shares entitled to vote, present in person or represented by proxy. For purposes of establishing a quorum, abstentions and “broker non-votes” are counted as shares present.

A “broker non-vote” occurs when you own shares through a bank or broker in “street name” and you fail to provide your bank or broker with voting instructions, and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal without such instructions. Broker, banks and other nominees are not permitted to vote on the election of directors without specific instructions from the beneficial owner.

Except for the election of directors, with respect to all of the matters that will come to a vote at the Annual Meeting the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve the proposal. Abstentions will have the effect of a vote against such a proposal, but broker-non votes will have no effect on such a proposal. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors at the Annual Meeting. Our certificate of incorporation does not allow cumulative voting. The nominees who receive the most votes will be elected, regardless of the number of votes which for any reason, including abstentions, broker non-votes or withholding of authority to vote, are not cast for the election of such nominee.

There are no dissenter’s rights of appraisal with respect to any of the matters that will come to a vote at the Annual Meeting.

This solicitation is made on behalf of the Company. The Company will bear the cost of soliciting proxies. No director has given management notice that he intends to oppose any action to be submitted to the stockholders at the Annual Meeting.

PART TWO - BUSINESS OF THE MEETING

ELECTION OF DIRECTORS

The certificate of incorporation of the Company provides that the Company shall have not less than 3 nor more than 11 directors who will be elected annually. The Board has determined that it is in the Company’s best interests to have a Board consisting of five directors. Five directors will be elected at the Annual Meeting. Each director will hold office until the next annual meeting or until a successor is duly elected and qualified, or until his earlier resignation or removal.

The following table and the notes thereto disclose (i) the name of each person nominated by the Board for election as a director; (ii) all positions and offices with the Company now held by him; (iii) his principal occupation; (iv) his period of service as a director of the Company; and (v) the approximate number of common shares of the Company beneficially owned, or controlled or directed, directly or indirectly, by him as at April 24, 2014. If you return a signed proxy card but do not provide voting instructions with respect to the proposal to elect directors, your shares will be voted FOR the election of each of the proposed nominees listed below. The Board does not contemplate that any of the nominees will be unable to serve as a director, but if that should occur for any reason prior to the Annual Meeting, the person named in the enclosed form of proxy reserves the right to vote for another nominee in his discretion. All of the nominees currently serve as directors of the Company and are currently serving for a term of office expiring at the Annual Meeting or until their successors are duly elected and qualified. The information below as to the number of common shares of the Company owned by nominees for election as directors is not within the knowledge of the Board and has been furnished by the nominees themselves.

Name	Office Held	Principal Occupation	Date First Elected/Appointed	No. of Shares	Percent of Class
JOHN G. SHANAHAN Connecticut, U.S.A. (1) (5)	President and Chief Executive Officer and Director	President and CEO of the Company	December 2004	574,687(6)	1.5%
TIMOTHY R. LINDSEY Texas, U.S.A. (1)(2)(3)(5)	Chairman of the Board and Director	Principal, Lindsey Energy & Natural Resources	April 2009	1,112,453(7)	2.9%
ALBERT F. APPLETON New York, U.S.A. (1)(2)(4)	Director	Environmental and Public Finance Consultant	June 2010	23,393(8)	Less than 1%
LARRY M. OKADA British Columbia, Canada(2)(3)(4)	Director	Chief Financial Officer of BC Gold Corp.	December 2009	1,004(9)	Less than 1%
JOHN B. MCCOMBE Ontario, Canada(3)(4)(5)	Director	Mining Engineering Consultant	November 2010	1,004(10)	Less than 1%

Notes:

(1)	Member of the Environmental Committee of the Board
(2)	Member of the Compensation Committee of the Board
(3)	Member of the Audit Committee of the Board
(4)	Member of the Corporate Governance and Nominating Committee of the Board
(5)	Member of the Safety Committee of the Board
(6)

Mr. Shanahan also holds options to purchase 315,000 common shares of the Company at exercise prices ranging from US$0.45 to US$4.98 per share of which 55,000 are exercisable until September 10, 2014, 30,000 are exercisable until March 30, 2015, 40,000 are exercisable until March 21, 2016, 50,000 are exercisable until April 1, 2017, 40,000 are exercisable until March 21, 2018, 100,000 are exercisable until March 29, 2019 and presently exercisable warrants to purchase 64,102 shares.

(7)

Mr. Lindsey also holds options for the purchase of 290,000 common shares of the Company at exercise prices ranging from US$0.45 to US$4.98 per share of which 55,000 are exercisable until September 10, 2014, 30,000 are exercisable until March 30, 2015, 40,000 are exercisable until March 21, 2016, 50,000 are exercisable until April 1, 2017, 40,000 are exercisable until March 21, 2018, 75,000 are exercisable until March 29, 2019 and presently exercisable warrants to purchase 160,256 shares.

(8)

Mr. Appleton also holds options for the purchase of 180,000 common shares of the Company at exercise prices ranging from US$0.79 to US$4.98 per share of which 40,000 are exercisable until March 21, 2016, 50,000 are exercisable until April 1, 2017,40,000 are exercisable until March 21, 2018 and 50,000 are exercisable until March 29, 2019.

(9)

Held through Larry M Okada Inc. Mr. Okada holds options for the purchase of 240,000 common shares of the Company at exercise prices ranging from US$0.79 to US$4.98 per share of which 30,000 are exercisable until December 30, 2014, 30,000 are exercisable until March 30, 2015, 40,000 are exercisable until March 21, 2016, 50,000 are exercisable until April 1, 2017, 40,000 are exercisable until March 21, 2018 and 50,000 are exercisable until March 29, 2019.

(10)

Mr. McCombe holds options for the purchase of 200,000 common shares of the Company at exercise prices ranging from US$0.79 to US$4.98 per share of which 20,000 are exercisable until November 1, 2015, 40,000 are exercisable until March 21, 2016, 50,000 are exercisable until April 1, 2017, 40,000 are exercisable until March 21, 2018 and 50,000 are exercisable until March 29, 2019.

The following is a description of the business background of the directors and executive officers of the Company. Except as noted below, each proposed nominee has been engaged for more than five years in his present principal occupation.

John G. Shanahan (age – 54) - President, Chief Executive Officer and Director. Mr. Shanahan was appointed President and Chief Executive Officer in October 2008. Prior to becoming CEO, he was the chairman of the board of directors, from 2005 until April 2009. Mr. Shanahan’s background is in commodity price risk management. He has held senior management positions with Barclays Capital, Rothschild Inc., Pasminco Ltd, and Australian Mining and Smelting. He is also a director of Condor Blanco Mines Ltd. Mr. Shanahan holds a bachelor of commerce degree from the University of Melbourne (Australia), a graduate diploma in Systems Analysis and Design from the Royal Melbourne Institute of Technology (Australia), and an MBA degree from the Columbia School of Business. The Corporate Governance and Nominating Committee concluded that Mr. Shanahan should be re-elected and continue to serve as a director because of his commodity price risk management experience and breadth of experience gained from both financial institutions and mining companies.

Timothy R. Lindsey (age – 61) - Director and Chairman of the Board. Mr. Lindsey has over thirty years of technical and executive leadership in energy and mineral exploration, production and business development in the U.S., Canada, Africa, Europe, Latin America, the CIS and Asia-Pacific. Early in his career he worked as an exploration geologist on several base-metal projects including both the Troy and Rock Creek deposits. From 1975 until 2003, Mr. Lindsey held various senior management positions with Marathon Oil in both U.S. and International exploration and production. He was employed by The Houston Exploration Company from 2003 to 2005 as Senior Vice President. From March 2005 to the present, Mr. Lindsey has been a Principal of Lindsey Energy and Natural Resources, an independent consulting firm specializing in energy and mining industry issues. He has served on both public and private company boards and currently serves (since 2006) as a director for Daybreak Oil and Gas. Mr. Lindsey received a Bachelor of Science in geology from Eastern Washington University and completed graduate studies in economic geology at the University of Montana. He also completed the Advanced Executive Program at Northwestern University and is a member of several professional associations. Mr. Lindsey was appointed a Director and Chairman of the Board in April 2009, and is currently Chairman of the Compensation Committee. The Corporate Governance and Nominating Committee concluded that Mr. Lindsey should be re-elected and continue to serve as a director because of his unique leadership skills, his in-depth geological knowledge of the Revett formation, and his familiarity with Lincoln and Sanders Counties and Montana governmental bodies.

On February 27, 2009 Challenger Energy Corporation, with whom Mr. Lindsey was formerly affiliated as a director, obtained an order for protection from its creditors under the Companies’ Creditors Arrangement Act (Canada). The company successfully emerged from creditor protection on September 15, 2009 under a plan of arrangement and corporate merger.

On October 15, 2010, Canadian Sahara Energy Inc., with whom Mr. Lindsey was affiliated as an officer and a director, filed a Notice of Intention to File a Proposal under the Bankruptcy and Insolvency Act (Canada), the equivalent of a voluntary bankruptcy filing in the United States. The company filed the notice in order to stay legal proceedings in another court involving title to a disputed oil and gas asset located in North Africa, not because it owed any funds to creditors or persons with whom it did business. The company expects to emerge from bankruptcy with a certification of full performance once its reorganization proposal is accepted by its sole creditor and the Canadian courts.

Albert F. Appleton (age – 69) - Director. Mr. Appleton has been an international environmental and public finance consultant since 2005, and is also an Associate Adjunct Professor at the Cooper Union in New York City, teaching environmental sustainability, and a Senior Fellow at the Cooper Union Institute for sustainable design. From 1994 to 2005, he was a Senior Fellow of Infrastructure at the New York City Regional Plan Association, and from 1990 to 1993 was Commissioner of the New York City Department of Environmental Protection and Director of the New York City Water and Sewer System, where he was noted for his innovations in watershed protection, water conservation and water resource management and finance. Mr. Appleton is a graduate of Gonzaga University (Spokane, Washington) and Yale Law School. He has been a Director since June 2010 and is Chairman of the Environmental Committee. The Corporate Governance and Nominating Committee concluded that Mr. Appleton should be re-elected and continue to serve as a director because of his highly specialized knowledge of environmental issues.

Larry M. Okada (age – 64) - Director. Mr. Okada is a Chartered Accountant in British Columbia and Alberta, and a Certified Public Accountant in Washington State, and has extensive public finance and accounting experience with Deloitte & Touche, Staley Okada & Partners, and PricewaterhouseCoopers LLP. Mr. Okada is currently a member of the Institute of Chartered Accountants of British Columbia, Alberta and Canada and a member of the Washington State CPA Society. He has been a Director since January 2010 and is Chairman of the Audit Committee and the Governance and Nominating Committee. The Corporate Governance and Nominating Committee concluded that Mr. Okada should be reelected and continue to serve as a director because of his breadth of knowledge of accounting and financial matters.

John B. McCombe (age – 53) - Director. Mr. McCombe has over 25 years of operating experience in North American and international mining and mineral processing operations. Mr. McCombe was, until November 2012, the Chief Operating Officer of Dalradian Resources Inc. Prior to that, he held a senior position at IAMGOLD Corporation. From 1983 to 1995 he held various mine and mill supervisory positions at Dickinson Mines’ (now Goldcorp) Red Lake operation, and from 1995 to 2005 he was responsible for global operations at Breakwater Resources. Mr. McCombe graduated from Queen’s University in 1983 with a Bachelor of Science in Mining Engineering and is a Registered Professional Engineer and a member of the Canadian Institute of Mining and Metallurgy. He has been Director since November 2010 and is Chairman of the Safety Committee. The Corporate Governance and Nominating Committee concluded that Mr. McCombe should be re-elected and continue to serve as a director because of his experience operating mines.

Officers

In addition to Mr. Shanahan, we have three executive officers. Each officer will hold office until the the next annual meeting of the Board or until his or her successor is elected and qualified or until his or her resignation becomes effective, or the date he or she is removed from office.

Kenneth S. Eickerman (age – 56) – Chief Financial Officer. Mr. Eickerman was appointed Chief Financial Officer in December 2008. Prior to joining Revett as an officer in April 2005, Mr. Eickerman was Controller of Mustang Line Contractors, Inc. (from May 2002 to March 2005), and Controller and Treasurer of Apollo Gold, Inc. (from February 1999 to May 2002). Before that, he worked in various finance capacities for Pegasus Gold, Inc. Mr. Eickerman graduated from Washington State University and is a certified public accountant licensed in the State of Washington.

Douglas Miller (age – 60) – Vice-President of Operations. Mr. Miller was appointed Vice President of Operations in October 2012 and is responsible for overseeing operations at Troy and development plans at Rock Creek. He joined us in 2004. Mr. Miller graduated from Montana Tech with a degree in Mining Engineering in 1978 and has over thirty years of experience in operating producing mines, most recently at ASARCO’s Northwest Mining Department (which operated the Galena, Coeur, and Troy mines) and in its Eastern Mining Department (as the manager of five zinc mines in Tennessee).

Monique Hayes (age – 48) – Corporate Secretary. Ms. Hayes was appointed Corporate Secretary in December 2010. She has over seven years of investor relations experience in the mining industry and over ten years of general advertising, communications and brand management experience. Prior to joining Revett in March 2009, Ms. Hayes worked for Sterling Mining, Public Dialog Direct, WhiteRunkle Advertising and Studio Interactive, working on several national accounts including AT&T Wireless, Bell Atlantic and NordicTrack. She attended City University where she studied business management, brand strategy and communications.

Standing Committees of the Board

The Company’s Board has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, a Safety Committee and an Environmental Committee.

The current members of the Audit Committee include the chair of the committee, Larry M. Okada (independent), Timothy R. Lindsey (independent) and John B. McCombe (independent). Mr. Okada is an “audit committee financial expert” within the meaning of Regulation S-K, Item 407(d)(5).

The current members of the Compensation Committee include the chair of the committee, Timothy R. Lindsey (independent), Albert F. Appleton (independent) and Larry M. Okada (independent).

The current members of the Corporate Governance and Nominating Committee include the chair of the committee, Larry M. Okada (independent), Albert F. Appleton (independent) and John B. McCombe (independent).

The current members of the Safety Committee include the chair of the committee, John B. McCombe (independent), Timothy R. Lindsey (independent) and John G. Shanahan (not independent).

The current members of the Environmental Committee include the chair of the committee, Albert F. Appleton (independent), Timothy R. Lindsey (independent) and John G. Shanahan (not independent).

See “Part Four - Statement of Corporate Governance Practices”.

SHAREHOLDER NOMINEES

Pursuant to section 2.7 of the Company’s by-laws (the “Advance Notice By-Law”), nominations by shareholders for the election of directors at the Annual Meeting were required to have been delivered to the secretary of the Company on or before March 6, 2014. No such nominations have been received.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

If you returned a signed proxy card but do not provide voting instructions with respect to the proposal to ratify the appointment of BDO USA, LLP as independent registered public accountant of the Company, your shares will be voted FOR the approval of the proposal to ratify the appointment of BDO USA, LLP as independent registered public accountant of the Company for the ensuing year. On August 8, 2013 the registrant dismissed KPMG LLP and simultaneously appointed BDO USA, LLP to serve as its independent registered public accountant. The Company’s dismissal of KPMG LLP and appointment of BDO USA, LLP were each approved by the audit committee of the Company’s board of directors by unanimous written consent. The dismissal was entirely motivated by the Company’s desire to reduce administrative costs, not anything having to do with the services KPMG LLP undertook and performed for the registrant.

During the fiscal years ended December 31, 2011 and December 31, 2012, and through August 8, 2013, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with their opinion or as a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K), except that KPMG LLP advised the Company of the following material weaknesses as of December 31, 2011: (1) The Company does not maintain adequate controls over the restriction of access to the accounting system. Consequently, entries or adjustments could be originated and posted to the financial records of the Registrant without appropriate levels of review and oversight. As a result, there is a reasonable possibility that material misstatements in the interim or annual financial statements may occur and not be detected. (2) The Company does not maintain sufficient resources in accounting functions critical to financial reporting. Consequently, accounting review controls are not performed consistently and accurately, effective review of certain technical accounting matters is not accomplished and the preliminary annual consolidated financial statements contained material misstatements in amounts and disclosures, including cash equivalents, short-term investments, revenues, and receivables.

KPMG LLP’s audit reports of the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2011 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG LLP on the effectiveness of internal control over financial reporting as of December 31, 2011 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG LLP’s report indicates that the Registrant did not maintain effective internal control over financial reporting as of December 31, 2011 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states material weaknesses have been identified related to the lack of appropriate system access controls and to the lack of sufficient technical accounting and financial reporting resources.

Neither the Company nor anyone acting on its behalf has consulted BDO USA, LLP during the years ended December 31, 2012 and 2011 and through August 8, 2013 regarding either the application of accounting principles to any completed or proposed transaction or the type of audit opinion that might be rendered on the registrant’s financial statements, or any matter that was either the subject of a disagreement within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” involving the registrant within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(2)(ii)(D) of Regulation S-K, the Company asked BDO USA, LLP to review the disclosure required by Item 304(a) of Regulation S-K included in this report and gave it the opportunity to furnish the registrant with a letter addressed to the U.S. Securities and Exchange Commission with any new information, any clarification of the Company’s expression of its views or the respect in which it does not agree with the statements made by the Company in response to Item 304(a) of Regulation S-K. BDO USA, LLP elected not to furnish such a letter.

In order to be effective, the ratification of the appointment of BDO, USA LLP must be approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

Representatives of BDO USA, LLP will be in attendance at the Annual Meeting.

Audit and Non-audit Fees

The following sets forth information relating to fees billed or incurred by the Company for professional services rendered to the Company for each of the past two years:

Audit Fees. During the fiscal year ended December 31, 2013, BDO USA, LLP, Spokane, Washington, our independent registered accounting firm, billed us $164,000 for professional services for the audit of our consolidated financial statements.

During the fiscal year ended December 31, 2012, KPMG LLP, Boise Idaho, our former independent registered public accounting firm, billed us $285,000 for professional services rendered by such firm for the audit of our consolidated financial statements, the quarterly review of financial statements included in our Quarterly Reports on Form 10-Q and for reviewing certain of our other filings with the SEC.

Audit-Related Fees. During the fiscal years ended December 31, 2013 and 2012, neither BDO USA, LLP nor KPMG LLP performed or billed us for any other audit related services.

Tax Fees. During the fiscal years ended December 31, 2013 and 2012, neither BDO USA, LLP nor KPMG LLP performed or billed us for any tax compliance, tax advice or tax planning services.

All Other Fees. During the fiscal years ended December 31, 2013 and 2012, neither BDO USA, LLP nor KPMG LLP performed or billed us for any other services.

PART THREE - EXECUTIVE COMPENSATION

The following information has been prepared in compliance with Item 402 “Executive Compensation” of Reg S-K of the Securities Exchange Act of 1934. All currencies in this Part are in US dollars unless otherwise indicated.

Compensation Committee Report

The Compensation Committee is pleased to present the following Compensation Committee report: We have reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management. Based upon that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted, members of the Compensation Committee

Timothy R. Lindsey (Chairman)
Albert F. Appleton
Larry Okada

This compensation committee report is “furnished” to and not “filed” with the Securities and Exchange Commission.

Compensation Discussion and Analysis.

Compensation Philosophy and Policies. Our executive compensation program is designed to attract and retain the best possible executive talent and to provide an economic framework to compensate executives and senior management to meet our business goals and objectives. Base compensation is comprised of salary and an annual stock option award. Incentive, or bonus compensation, is based upon overall corporate performance for the previous financial year and adjusted for specific individual performance. Incentive compensation is issued as either cash or stock, or a combination of both.

Base Compensation. The key elements to executive base compensation is an annual base salary along with an annual stock option award. The level of overall base compensation is predicated on the position held, the executive officer’s experience, and the market for executive talent.

Executive officers and senior management are eligible to receive bonus compensation in the form of cash or stock. Bonus compensation is reviewed by the Compensation Committee at the end of each financial year and is based primarily on the following criteria and individual’s overall performance:

Criteria	Relative
Importance

Safety Performance	40%
Production/Resource Management	20%
Cash Flow/Profitability	20%
Share Price/Market Performance	20%

Our chief executive officer typically makes recommendations to the Compensation Committee concerning individual annual base salary levels and incentive bonuses, which are then reviewed and submitted to the full board of directors for approval. The Compensation Committee makes its own recommendation concerning the chief executive officer’s compensation. The board of directors has traditionally maintained base compensation at levels roughly in line with those of other companies within our industry peer group.

The Compensation Committee and board of directors did not award cash bonuses during the year ended December 31, 2013.

Compensation of the Principal Executive Officer. Mr. Shanahan’s annual base salary has been temporarily reduced and is currently $264,000. During the year ended December 31, 2013, Mr. Shanahan was awarded 40,000 stock options with an exercise price of $2.16 per share. These stock options vested on December 31, 2013, and expire on March 21, 2018 and had a Black–Scholes fair value of $27,920 at the time they were issued. In addition, Mr. Shanahan did not receive a bonus for 2013.

Summary Compensation Table. The following table summarizes the compensation for the fiscal years ended December 31, 2013, 2012 and 2011 of our principal executive officer, principal financial officer and our two other executive officers as of December 31, 2013.

Option
Name and		Salary	Bonus(1)	Awards(2)	Total
Principal Position	Year	($)	($)	($)	($)
John G. Shanahan President and Chief Executive Officer(3)	2013 2012 2011	308,000 322,500 300,000	- 87,000 60,500	27,920 90,345 134,540	335,920 499,845 495,040
Kenneth S. Eickerman(3) Treasurer and Chief Financial Officer	2103 2012 2011	140,400 139,500 135,000	- 12,000 27,500	13,960 36,138 67,270	154,360 187,638 229,770
Douglas Miller(3) Vice President of Operations	2013 2012 2011	160,000 153,331 140,000	- 41,500 29,000	20,940 45,173 67,270	180,940 240,004 236,270
Monique Hayes(3) Secretary	2013 2012 2011	88,000 86,625 82,500	- 22,000 16,500	13,960 36,138 67,270	101,960 144,763 166,270

(1)	Bonuses for the year ended December 31, 2011 relate to performance during that year but were awarded in April 2012.
(2)

Option awards were valued using the Black-Scholes option pricing model. For a discussion of the assumptions used in valuing such option awards, see Note 11 to our consolidated financial statements for the year ended December 31, 2013. There were no forfeitures of option awards for the years shown.

(3)

Reflects salary compensation paid to each of the named individuals during the periods reported. See “Employment Agreements with Executive Officers” for information concerning the named individuals’ base salaries for the year ended December 31, 2013. Mr. Shanahan’s compensation also reflects a voluntary temporary salary reduction of 20% beginning in Q4 of 2013.

Grants of Plan-Based Awards. The following table sets forth information concerning equity incentive plan awards that were granted to our principal executive officer, principal financial officer and our two other executive officers during the year ended December 31, 2013. None of such incentive plan awards are contingent on the achievement of performance goals.

		Other		Grant
		Option	Exercise	Date
		Awards	Price	Value
Name	Grant Date	(#)	($)	($)
John G. Shanahan	3/21/2013	40,000	2.16	27,920
Kenneth S. Eickerman	3/21/2013	20,000	2.16	13,960
Monique Hayes	3/21/2013	20,000	2.16	13,960
Douglas Miller	3/21/2013	30,000	2.16	20,940

Outstanding Equity Awards at Fiscal Year-End. The following table sets forth information concerning the outstanding equity awards at December 31, 2013 held by our principal executive officer, principal financial officer and our two other executive officers:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities		Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
	Underlying Unexercised Options
	Exercisable (#)	Un-exercisable (#)
John G. Shanahan (1)	215,000	0	0	2.72	2014-2018
Kenneth S. Eickerman (2)	70,000	0	0	3.54	2015-2018
Monique Hayes (3)	60,000	0	0	3.77	2016-2018
Douglas Miller (4)	91,000	0	0	3.71	2015-2018

(1)

Mr. Shanahan also holds options to purchase 215,000 common shares of the Company at exercise prices ranging from US$0.45 to US$4.98 per share of which 55,000 are exercisable until September 10, 2014, 30,000 are exercisable until March 30, 2015, 40,000 are exercisable until March 21, 2016, 50,000 are exercisable until April 1, 2017, 40,000 are exercisable until March 21, 2018, and presently exercisable warrants to purchase 64,102 shares.

(2)	Mr. Eickerman also holds options to purchase 70,000 common shares of the Company at exercise prices ranging from US$2.16 to US$4.98 per share of which 10,000 are exercisable until March 30, 2015, 20,000 are exercisable until March 21, 2016, 20,000 are exercisable until April 4, 2017 and 20,000 are exercisable until March 21, 2018.
(3)	Ms. Hayes also holds options to purchase 60,000 common shares of the Company at exercise prices ranging from US$2.16 to US$4.98 per share of which 20,000 are exercisable until March 21, 2016, 20,000 are exercisable until April 4, 2017 and 20,000 are exercisable until March 21, 2018.
(4)	Mr. Miller also holds options to purchase 91,000 common shares of the Company at exercise prices ranging from US$2.16 to US$4.98 per share of which 16,000 are exercisable until March 30, 2015, 35,000 are exercisable until March 21, 2016, 25,000 are exercisable until April 1, 2017 and 30,000 are exercisable until March 21, 2018.

Options Exercised in Last Fiscal Year. None of our executive officers exercised any stock options during the year ended December 31, 2013.

Employment Agreements with Executive Officers. Each of our executive officers has entered into an employment agreement with our Revett Silver Company first-tier subsidiary. Each agreement is for a term of three years and is renewable annually thereafter, and each provides for the payment of salary and medical and other fringe benefits, the award of stock options, and severance payments in the event the executive officer’s employment is terminated without cause, upon the occurrence of a change in control event, or other than for good reason. A “change in control” event occurs under the agreements when a person or entity beneficially acquires 25 percent or more of voting securities, or when, in a contested election of directors, the persons who were directors immediately prior to the election contest cease to constitute a majority of the board of directors. “Good reason” is defined in each agreement to mean a material change in the executive officer’s duties and responsibilities, a reduction in his or her salary or medical and other fringe benefits or, following a change in control, our failure to enter into a reasonably satisfactory replacement employment agreement with the executive officer.

Our employment agreement with Mr. Shanahan is dated January 1, 2010 and provides for an annual base salary of $330,000, subject to periodic adjustments. If Mr. Shanahan’s employment is terminated without cause, he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, he is entitled to 36 months of salary and twelve months of benefits. Mr. Shanahan may terminate the agreement unilaterally upon one month’s notice. On November 15, 2013, Mr. Shanahan agreed to temporarily reduce his annual base salary to $264,000.

Our employment agreement with Mr. Eickerman is dated May 30, 2007, as amended January 16, 2010, and provides for a current base salary of $140,400, subject to periodic adjustment. If Mr. Eickerman’s employment is terminated without cause, he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, he is entitled to 36 months of salary and twelve months of benefits. Mr. Eickerman may terminate the agreement unilaterally upon one month’s notice.

Our employment agreement with Mr. Miller is dated April 1, 2004, as amended September 1, 2009 and October 1, 2012. It provides for a current base salary of $160,000, subject to periodic adjustment. If Mr. Miller’s employment is terminated without cause, he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, he is entitled to 36 months of salary and twelve months of benefits. Mr. Miller may terminate the agreement unilaterally upon one month’s notice.

Our employment agreement with Ms. Hayes is dated December 1, 2010 and provides for a current base salary of $88,000, subject to periodic adjustment. If Ms. Hayes’s employment is terminated without cause, she is entitled to eighteen months of salary and twelve months of benefits. If she is terminated following a change of control event or other than for good reason, she is entitled to 36 months of salary and twelve months of benefits. Ms. Hayes may terminate the agreement unilaterally upon one month’s notice.

The following table sets forth the estimated severance payments to officers upon a change in control event or termination without cause.

	Termination	Change of
	without cause	Control
Name	($)	($)
John G. Shanahan	495,000	990,000
Ken Eickerman	210,150	420,300
Doug Miller	240,000	480,000
Monique Hayes	132,000	264,000

Compensation of Directors. The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2013. Mr. Shanahan was also an executive officer during the year.

Director Compensation
			All Other
	Fees	Option Awards(1)	Compensation	Total
Name	($)	($)	($)	($)
John G. Shanahan	0	0	0	0
John B. McCombe	41,230	27,920	0	69,150
Albert F. Appleton	42,000	27,920	0	69,920
Timothy R. Lindsey	182,438	27,920	0	210,358
Larry M. Okada	55,335	27,920	0	83,255

Notes:

(1)

Options awards were valued using the Black-Scholes option pricing model. For a discussion of the assumptions used in valuing such option awards, see Note 11 to our consolidated financial statements for the year ended December 31, 2013. The grant date of these stock option awards was March 21, 2013.

We modified our director compensation effective April 1, 2012. We now pay each director other than Mr. Shanahan an annual retainer of $25,000, and pay the chairman of the board of directors an annual retainer of $150,000. In addition, we also pay a $15,000 retainer to the chairs of the Audit Committee and the Environmental Committee, a $10,000 retainer to the chair of the Safety Committee and a $7,500 retainer to the chairs of the Compensation Committee and Corporate Governance and Nominating Committee. Each director other than Mr. Shanahan is also paid an attendance fee of $1,000 for each in-person board meeting, $750 for each telephonic board meeting and $500 for each committee meeting.

During 2013, the Board elected to waive the per meeting fees and the Chairman’s retainer was reduced by 20% to $120,000 and all other Board members retainers were reduced by 10%. We reimburse the directors for travel expenses incurred in connection with their attendance at board and committee meetings.

Stock Option Plans

We maintain an equity incentive plan (the “Plan”) that provides for the issuance of stock options, stock appreciation rights and shares of common stock in satisfaction of amounts owing for services. The Plan was adopted by our stockholders on June 19, 2007, was amended on June 16, 2009 and again on June 21, 2011, and is administered by the Compensation Committee and by the board of directors. The material provisions of the Plan and other relevant information are as follows:

  Our directors, executive officers, employees and consultants, including those of our subsidiaries, are eligible to participate in the Plan.

  A maximum of 6,500,000 shares of common stock, representing approximately 18% of our issued and outstanding shares as of the date of this proxy statement, are available for issuance under the Plan.

  Options for the purchase of a total of 2,511,500 shares of common stock, representing approximately 8% of our issued and outstanding shares as of the date of this proxy statement, have been granted and are outstanding under the Plan.

  The maximum number of shares that may be granted to any one individual under the Plan, together with any shares reserved for issuance to such individual under any other stock option plan or arrangement, may not exceed 5% of our outstanding shares. In addition, the maximum number of shares of common stock that may be granted to insiders under all share compensation arrangements may not exceed 10% of our issued and outstanding shares, and the maximum number of shares issued to insiders within a one year period under all share compensation arrangements may not exceed 10% of our issued and outstanding shares.

  The purchase price or exercise price of a share of common stock reserved for issuance pursuant to options granted under the Plan is determined by the board of directors, taking into account the applicable rules of the exchanges on which the stock is listed for trading. In no event can the price be less than the closing price of our common stock on the trading date immediately preceding the date of grant.

  We may grant a stock appreciation right under the Plan at the time an option is granted, or any time during the term of an option. Upon exercise of a stock appreciation right, the related option is cancelled to the extent it is unexercised, and the holder is entitled to receive payment of an amount equal to the difference between the then current market price and the exercise price. Payment of the appreciated value of the common stock may be made in cash, in common stock or a combination thereof, in the discretion of the Compensation Committee and the board of directors. When an option is exercised, any related stock appreciation right is cancelled. We have not granted any stock appreciation rights as of the date of this proxy statement.

  Options vest at such times as the Compensation Committee or the board of directors determine at the time of grant, provided that, subsequent to the time of grant, the Compensation Committee or the board of directors may in their discretion permit an optionee to exercise any or all unvested options.

  No option can have a term of more than ten years from the date of grant.

  Each option must specify the effect of termination of employment on the holder’s right to exercise the option. With respect to those options that have been granted as of the date of this report, the termination of an optionee’s employment for cause or his or her resignation for other than good reason terminates any unexercised options he or she may hold. If an optionee's employment is terminated for reasons other than for cause or because of death or disability, or if an optionee resigns for good reason, then the unexercised options generally may be exercised for a period of one year following termination, but in no event after the expiration date of the option, subject to the discretion of the board of directors to amend such provisions provided such amendment is not detrimental to the holder.

  Options granted pursuant to the Plan are non-assignable otherwise than by will or the laws of descent and distribution.

Subject to the provisions below, our board of directors may at any time amend, suspend or terminate the Plan or any portion thereof, or awards or grants made thereunder, provided that no change that would impair the rights of the grantee or optionee may be made to any previously made award or grant without the consent of the affected optionee or grantee. Without limiting the generality of the foregoing, the board of directors may make the following types of amendments to the Plan or awards or grants made thereunder without stockholder approval:

  amendments of a ministerial nature including amendments to cure an ambiguity, error or omission in the Plan, or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

  amendments necessary to comply with the provisions of applicable law;

  amendments concerning administration of the Plan;

  amendments relating to the vesting provisions of the Plan or any option;

  amendment of the early termination provisions of the Plan or any option, whether or not such option is held by an insider, provided such amendment does not entail an extension beyond the original expiration date;

  any amendment to the termination provisions of the Plan or any option, other than an amendment extending the term of an option, provided any such amendment does not entail an extension of the expiration date of such option;

  the addition or modification of any form of financial assistance by the company;

  the addition or modification of a cashless exercise feature, payable in cash or in common stock, whether or not there is a full deduction of the number of underlying shares from the Plan reserve; and

  any other amendments that may be implemented without stockholder approval under applicable law.

Stockholder approval is required for the following types of amendments to the Plan or awards or grants made thereunder:

  any increase in the number of common shares issuable under the Plan, including an increase to a fixed maximum number of shares of common stock or a change from a fixed maximum number of shares to a fixed maximum percentage;

  any amendment which reduces the exercise price of an option or a cancellation and grants the option at a lower price less than three months after the related cancellation;

  any amendment extending the term of an option beyond its original expiration date;

  any amendment broadening any limits imposed on non-employee director participation under the Plan;

  any amendment concerning the transferability or assignability of awards or options under the Plan, other than for normal estate settlement purposes; and

  other amendments required to be approved by stockholders under applicable law.

Security Ownership of Certain Beneficial Owners. The following table sets forth as of April 24, 2014 the names and address of, and number of shares beneficially owned by persons other than our directors and executive officers who are known to us to own more than five percent (5%) of our outstanding shares of common stock. At such date, 39,128,989 shares of common stock were outstanding. An additional 3,487,500 shares were issuable at such date pursuant to presently exercisable options and an additional 1,282,049 shares were issuable pursuant to presently exercisable warrants.

Name of Beneficial Owner Address of Owner	Amount and Nature of Ownership (all direct unless otherwise noted) of Class	Percent
Silver Wheaton Corp. 666 Burrard Street, Suite 3400 Vancouver, British Columbia V6C 2X8	5,285,979 (1)	13.5%
Trafigura Beheer B.V. Van Heuven Goedhartlaan 937 P.O. Box 74135 1070 BC Amsterdam, The Netherlands	4,147,435 (2)	10.6%

(1)	This information is based solely on information provided directly by beneficial stockholders or on Schedule 13G filed with the SEC on January 21, 2014.
(2)	Consists of 3,987,179 shares of common stock and presently exercisable warrants to purchase 160,256 shares.

Security Ownership of Management. The following table sets forth as of April 24, 2014 the names of, and number of shares of our outstanding common stock beneficially owned by our directors and executive officers, and the number of shares owned by our directors and officers as a group. The business address of each of our directors and officers is 11115 East Montgomery, Suite G, Spokane Valley, Washington 99206.

Name of Director or Officer	Amount and Nature of Beneficial Ownership (all direct unless otherwise noted)	Percent of Class
John G. Shanahan	953,789 (1)	2.5%
Kenneth S. Eickerman	117,278 (2)	less than 1%
Douglas Miller	157,666 (3)	less than 1%
Monique Hayes	96,000 (4)	less than 1%
Timothy R. Lindsey	1,562,709 (5)	4.0%
Albert F. Appleton	203,393 (6)	less than 1%
Larry M. Okada	241,004 (7)	less than 1%
John B. McCombe	201,004 (8)	less than 1%

All directors and officers as a group (8 persons)	3,532,843 (9)	9.1%

(1)	Consists of 574,687 shares of common stock, presently exercisable options to purchase 315,000 shares and presently exercisable warrants to purchase 64,102 shares.
(2)	Consists of 12,278 shares of common stock and presently exercisable options to purchase 105,000 shares.
(3)	Consists of 6,666 shares of common stock and presently exercisable options to purchase 151,000 shares.
(4)	Consists of 1,000 shares of common stock and presently exercisable options to purchase 95,000 shares.
(5)	Consists of 1,112,453 shares of common stock, presently exercisable options to purchase 290,000 shares and presently exercisable warrants to purchase 160,256 shares.
(6)	Consists of 23,393 shares of common stock and presently exercisable options to purchase 180,000 shares.
(7)	Consists of 1,004 shares of common stock and presently exercisable options to purchase 240,000 shares.
(8)	Consists of 1,004 shares of common stock and presently exercisable options to purchase 200,000 shares.
(9)	See notes (1) through (8), above.

Changes in Control. The Company does not know of any arrangement, the operation of which may at a subsequent date result in a change in control of the Company.

Certain Relationships and Related Transactions, and Director Independence.

Trafigura AG is the sole purchaser of the silver and copper concentrate we produce at Troy. It is also the beneficial owner of more than five percent of the outstanding common shares, and is therefore a related party. During the years ended December 31, 2013, 2012 and 2011, Trafigura AG paid the Company $0.0 million, $59.2 million and $70.1 million for concentrate. The Company believes the terms and conditions of these sales are neither more favorable nor less favorable to the Company than the terms and conditions the Company could have obtained from concentrate purchasers who are not also related parties. The contract between the Company and Trafigura was first negotiated at a time when the parties were not related.

The Audit Committee, comprised of independent directors, Mr. Lindsey, Mr. Okada and Mr. McCombe review and provide oversight to all related party transactions entered into by the Company. Our Code of Business Conduct and Ethics sets forth our policies on related party transactions. Specifically, none of our directors, employees or officers should be involved in any activity that creates an actual conflict of interest or creates the appearance of a conflict of interest between their personal interests and the interests of the Company. Our Code of Conduct and Ethics requires directors and officers to disclose perceived conflicts of interest in writing to the Chairman of the Audit Committee for consideration. Employees are required to disclose perceived conflicts of interest to their immediate supervisor.

The Board was comprised of five directors during the year, four of whom were not also executive officers and are considered to be independent directors based on the definition of independence under section 803A of the NYSE MKT Company Guide and the applicable rules and regulations of the SEC. The independent directors are Mr. Lindsey, Mr. Appleton, Mr. Okada and Mr. McCombe. Mr. Shanahan is the Company’s president and chief executive officer and is not considered to be independent.

Equity Compensation Plan Information.

The following table sets forth certain information concerning options that have been granted pursuant to the Plan as of April 24, 2014.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a)) (c)
Equity compensation plans approved by security holders	3,487,500	$2.53	1,539,039
Equity compensation plans not approved by security holders	--	--	--
Total	3,487,500	$2.53	1,539,039

PART FOUR - STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Regulation 14A under the United States Securities Exchange Act of 1934, as amended requires the Company to annually disclose certain information regarding its corporate governance practices. Those practices are as follows:

The Company’s corporate governance practices and policies are administered by its Board and by committees of the Board appointed to oversee specific aspects of the Company’s management and operations, pursuant to written charters and policies adopted by the Board and such committees.

Independence of the Board. Our Board of Directors is comprised of five directors, four of whom are independent based on the definition of independence under NI 58-101 and section 803A of the NYSE MKT Company Guide. The independent directors are Timothy R. Lindsey, Larry M. Okada, Albert F. Appleton and John B. McCombe. The non-independent director is John G. Shanahan, who also serves as our president and chief executive officer. The independent directors meet outside the presence of management and Mr. Shanahan prior to or during most regularly scheduled meetings of the Board. During the year ended December 31, 2013, the Board of Directors met six times and the independent members of the board met separately three times.

The following directors are also directors of other reporting issuers:

Name	Issuer
Timothy R. Lindsey	Daybreak Oil and Gas, Inc. (DBRM.OB)
Larry M. Okada	Forum Uranium Corp. (TSXV) Rokmaster Resources Corp. (TSXV) Eurasian Minerals, Inc. (TSE)
John G. Shanahan	Condor Blanco Mines Ltd. (ASX, Frankfurt)

Board Meetings. The board of directors is headed by a chairman, a position that is currently held by Mr. Lindsey. The following table sets forth the attendance record of each director for all board of director meetings held since the beginning of our fiscal year ended December 31, 2013:

Name	Number of Board Meetings Attended
Timothy R. Lindsey	6 out of 6
Larry M. Okada	6 out of 6
Albert F. Appleton	6 out of 6
John G. Shanahan	6 out of 6
John B. McCombe	5 out of 6

The Board of Directors does not have a policy concerning director attendance at our annual stockholder meetings. Two directors were present at our 2013 annual meeting held in June of 2013.

Board Charter. The Board of Directors has adopted a charter that among other things defines the role of the board as overseeing, directly and through its committees, our business and affairs, which are conducted through our officers and employees under the direction of the chief executive officer. The charter mandates the board to act in the best interests of the company and its stockholders at all times. The Board of Directors discharges its responsibilities directly and through five standing committees: the Compensation Committee; the Audit Committee; the Corporate Governance and Nominating Committee; the Environmental Committee; and the Safety Committee.

The Board of Directors has reviewed and approved the mandate, structure and composition of each of these committees. The board of directors has also reviewed the board’s leadership structure, including the fact that it has an independent chairman, and has concluded that it is appropriate. One of the functions of the Board of Directors is to assess the major risks facing us, and to review and monitor the manner in which those risks are managed.

Position Descriptions. The Board of Directors has adopted a position description for the chairman of the board and the chair of each standing committee of the board. The chairman of the board is responsible for chairing all meetings of directors, managing the board and enhancing its effectiveness, acting as a liaison between the board and management to promote a professional and constructive culture and, at the request of the board, representing the company to community groups, governmental agencies, its stockholders and other external stakeholders. The chairs of the Audit Committee, the Compensation Committee, the Environmental Committee, the Safety Committee and the Corporate Governance and Nominating Committee are responsible for overseeing the discharge of the duties specified in each committee’s charter.

The Board of Directors has also adopted a position description for the chief executive officer, whose primary role is to effectively and efficiently manage the company, meet the board’s priorities, goals and objectives, and do so with a view toward the best interests of the company and its stockholders.

Orientation of New Directors and Continuing Education. New directors are given a comprehensive orientation package when they are first elected or appointed to the board. From time to time, corporate officers and legal, financial and other experts are invited to attend board meetings to describe matters in their areas of expertise. In addition, the directors visit each of the company’s material properties upon their election or appointment, and periodically thereafter. Under the board’s charter, management is responsible for providing an orientation and education program for new directors. Part of the mandate of the Corporate Governance and Nominating Committee is to confirm that procedures are in place to orient new directors to the company and to their responsibilities and duties as directors, and to provide the directors with appropriate continuing education opportunities.

Ethical Business Conduct. We are committed to fostering and maintaining a culture of high ethical standards and compliance, and have adopted a code of business conduct and ethics for its directors, officers and employees. Our code can be found on our website at www.revettmining.com. Each of our directors, officers and employees is required to review and understand the code and acknowledge that they will comply with it. We have also adopted a disclosure and insider trading policy and a whistle blower policy.

Directors who are a party to, or are a director or an officer of a person which is a party to, a material contract or material transaction or a proposed material contract or proposed material transaction are required to disclose the nature and extent of their interest and not to vote on any resolution to approve the contract or transaction. In addition, in certain cases, an independent committee of the board may be formed to deliberate on such matters in the absence of the interested party.

Composition of Committees of the Board. The following table sets forth information as of the date of this proxy statement concerning the composition of our committees of the board of directors and the number of committee meetings held during the year ended December 31, 2013:

Corporate
Governance
and
	Audit	Compensation	Safety	Environmental	Nominating
Director	Committee	Committee	Committee	Committee	Committee
John G. Shanahan			X	X
Timothy R. Lindsey	X	Chair	X	X
Albert F. Appleton		X		Chair	X
Larry M. Okada	Chair	X			Chair
John B. McCombe	X		Chair		X
2013 Meetings	4	1	4	4	1

Audit Committee.

Composition and Responsibilities. The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee is comprised of three or more members of the board of directors who are independent and operates pursuant to a written charter adopted by the board, a copy of which is available on our website at www.revettmining.com. The charter generally authorizes the committee to assist the board in overseeing our financial reporting, financial control, risk management and stockholder communications. The Audit Committee is responsible for:

  recommending the independent auditors for appointment or re-appointment and reviewing the appropriateness and reasonableness of the proposed audit fees;

  overseeing the work of the independent auditors, including the resolution of disagreements between management and the independent auditors concerning financial reporting;

  obtaining timely reports from the independent auditors describing, among other things, critical accounting policies and practices and alternative treatments of information that were discussed with management;

  reviewing and, if appropriate, recommending board of director approval of our annual audited financial statements, quarterly interim unaudited financial statements, management discussion and analysis, earnings news releases and any other audited or unaudited financial information contained in public disclosure documents, prior to their filing or dissemination;

  reviewing and approving our hiring policies as they affect current or former partners or employees of our independent auditors or former independent auditors;

  confirming that the independent auditors have submitted a formal statement relating to the objectivity and independence of the independent auditors;

  overseeing any related party transactions; and

  performing such other activities as are consistent with the Audit Committee’s charter and governing law that the committee or the board of directors deem necessary or appropriate.

In fulfilling these responsibilities, the Audit Committee is authorized to conduct any investigation appropriate to its responsibilities and in doing so may request the attendance of our independent auditors, our officers or our counsel. The committee has unrestricted access to our books and records, and is authorized to retain special legal, accounting or other consultants or experts to assist it. The committee is further empowered to review and assess the adequacy of its mandate annually and submit any proposed revisions to the board of directors for approval.

Members of the Audit Committee are required to meet all applicable regulatory and listing requirements and must be independent within the meaning of Exchange Act Rule 10A-3. Members of the committee must also meet financial literacy requirements, and at least one member must be an “audit committee financial expert” within the meaning of the Item 407 of Regulation S-K of the Exchange Act.

The Audit Committee meets no less often than quarterly. A minimum of two and at least 50% of the members of the committee present either in person or by telephone constitute a quorum for the conduct of committee business. Whenever a vacancy occurs, the remaining members may exercise all of their powers and responsibilities of the committee so long as a quorum of the committee members remains in office. Matters voted upon by the committee are decided by a majority of votes cast at the meeting. The committee may also take action in lieu of a meeting with the unanimous written consent of all the members. All decisions or recommendations of the committee require board of director approval prior to implementation. The committee is required to keep a written record of its meetings, which are submitted to the board.

Current Members. The Audit Committee is presently comprised of Mr. Okada, Mr. Lindsey and Mr. McCombe, with Mr. Okada serving as chairman. During the year ended December 31, 2013, the committee met four times. Each committee member was present at each such meeting. The Audit Committee’s charter can be found on our website.

Pre-Approval Policy. The Audit Committee has adopted a policy requiring pre-approval of all audit, audit-related and non-audit services that are to be performed by our independent auditors. The policy also specifies those services that may not be provided by our independent auditors, including services prohibited by law. Committee pre-approval can be either general or specific. The chair of the Audit Committee has authority to grant specific approval in instances where the fees involved do not exceed $50,000. All audit services performed in 2013 were pre-approved in accordance with this policy.

Audit Committee Report.

The Audit Committee has certain oversight responsibilities with respect to the company’s audited financial statements. In exercising these responsibilities, the Audit Committee reviewed and discussed with management and our independent auditors the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. It also reviewed the accounting principles, practices and judgments that support the presentation of such financial statements, and the adequacy and clarity of the notes to the financial statements.

Since the commencement of the company’s most recently completed fiscal year, the board of directors has not failed to adopt a recommendation of the Audit Committee to nominate or compensate an independent auditor. The Audit Committee has adopted specific policies and procedures for the engagement of non-audit services.

The Audit Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Auditing Standards No. 16 Communications with Audit Committees (AS16).

The Audit Committee also met with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with and without management present. The Audit Committee has received the written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board (PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence) concerning the auditors’ independence and has discussed with the independent auditors the independent auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The board concurred with the committee’s recommendation.

Submitted by the members of the Audit Committee
Larry Okada (Chairman)
Timothy R. Lindsey
John B. McCombe

Compensation Committee.

Composition and Responsibilities. The purpose of the Compensation Committee is to assist the board of directors in overseeing compensation matters and issues. The Compensation Committee is comprised of three or more members of the board of directors who are independent and operates pursuant to a written charter adopted by the board, a copy of which is available on our website at www.revettmining.com. The committee’s charter specifies that it is responsible for:

  overseeing the development and administration of competitive policies, including policies dealing with compensation and benefits, in order to attract and retain employees of the highest standards;

  reviewing the results of the evaluation of the performance of other senior officers by the chief executive officer and in consultation with the chief executive officer making recommendations to the board of directors concerning compensation arrangements for individual senior officers and directors;

  conducting and reporting to the board regarding an annual performance review of the chief executive officer, including a review of the corporate goals and objectives relevant to the compensation of the chief executive officer, an evaluation of the performance of the chief executive officer in light of those goals and objectives and determination of the chief executive officer’s compensation based on this evaluation;

  reviewing and making recommendations to the board of directors concerning our equity incentive plans, and reviewing allocations of benefits under the plan;

  adopting a compensation philosophy for senior officers, and administering a compensation program in accordance with the philosophy; and

  periodically reviewing our management succession program.

The Compensation Committee meets at least annually to consider and make recommendations to the board of directors. Typically, our chief executive officer makes recommendations to the committee concerning individual salary levels, incentive bonuses and other forms of compensation for all of the executive officers other than himself; these recommendations are then reviewed and submitted to the full board for approval. The Compensation Committee makes its own determination concerning the chief executive officer’s compensation. It also annually reviews the adequacy of director compensation. In general the Compensation Committee strives to ensure that our directors and executive officers are being compensated at competitive levels, that their compensation reflects our performance, and that it is aligned with the interests of our stockholders. In carrying out its mandate, the Compensation Committee is authorized to hire independent counsel and such other advisors as it deems necessary. The Compensation Committee also prepares an annual report regarding executive compensation.

Current Members. The Compensation Committee is presently comprised of Mr. Lindsey, Mr. Appleton and Mr. Okada, with Mr. Lindsey serving as chairman. The committee met one time during the year ended December 31, 2013. Each committee member was present at that meeting. The Compensation Committee’s charter can be found on our website.

Compensation Committee Interlocks and Insider Participation. None of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) or as a director of another entity having an executive officer or officers who served on our Compensation Committee during the year ended December 31, 2013. Further, none of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity having an executive officer who served as one of our directors during the year.

The Compensation Committee did not retain any outside consultants or advisors during the year ended December 31, 2013.

Corporate Governance and Nominating Committee.

Composition and Responsibilities. Our Corporate Governance and Nominating Committee is comprised of three or more members of the board of directors and operates pursuant to a written charter adopted by the board, a copy of which is available on our website at www.revettmining.com. The primary functions of the committee are to assess the effectiveness of the board as a whole, the committees of the board and its individual members, periodically review and assess our governance practices, review and assess the qualifications of nominees to the board and orient new directors. During the year ended December 31, 2013, the chairman of the board evaluated director performance either by interviewing each director or by having each director complete and submit a written questionnaire.

The Corporate Governance and Nominating Committee is responsible for establishing the qualifications and skills necessary for members of the board of directors (as well as the skills and competencies the board needs as a whole) and procedures for identifying possible nominees who meet these criteria. In discharging these responsibilities, the Corporate Governance and Nominating Committee considers diversity, age, skills and such other factors as it deems appropriate. That said, the committee has not adopted a formal diversity policy; it only evaluates these factors, and others, without weighting them or giving them any relative priority. The Corporate Governance and Nominating Committee considers each individual candidate within the context of the current perceived needs of the board as a whole.

In the case of incumbent directors, the Corporate Governance and Nominating Committee reviews their overall service, including the number of meetings they attended, their level of participation, the quality of their performance, and any relationships or transactions that might impair their independence. In the case of new director candidates (which includes director candidates recommended by our stockholders pursuant to our bylaws), the Corporate Governance and Nominating Committee would also consider, among other things, whether the nominee is independent within the meaning of applicable rules, regulations and listing standards.

Neither the Corporate Governance and Nominating Committee nor the board of directors paid any fees to any third party to assist in the process of identifying or evaluating director candidates during the year ended December 31, 2013.

Current Members. The Corporate Governance and Nominating Committee is presently comprised of Mr. Appleton, Mr. Okada and Mr. McCombe, with Mr. Okada serving as chairman. The committee met one time during the year ended December 31, 2013. Each committee member was present at such meeting. The Corporate Governance and Nominating Committee’s charter can be found on our website.

Environmental Committee.

Composition and Responsibilities. The Environmental Committee assists the board in overseeing environmental stewardship and is comprised of three directors, one of whom is designated by the board of directors to serve as chair. Its specific responsibilities are to:

  establish and recommend environmental goals, policies and programs;

  make inquiries of management concerning our compliance with applicable environmental laws, rules, regulations and standards;

  receive reports concerning our compliance with environmental policies and programs, establish plans to correct any compliance deficiencies, and report the status of such matters to the board of directors;

  periodically review the following items with management: our policies regarding environmental risk assessment and management; those environmental exposures that pose major financial risk to us, and the steps management has taken or proposes to take in order to monitor and control such exposures; the effect of relevant environmental regulatory initiatives and trends; and material environmental claims, demands and legal proceedings that have been asserted against us or are threatened;

  review our environmental record of performance and any proposed actions based on our record of performance with management; and

  apprise the Audit Committee of significant changes in financial risk exposures or potential disclosure issues arising from or relating to environmental matters.

Current Members. The Environmental Committee is presently comprised of Mr. Shanahan, Mr. Appleton and Mr. Lindsey, with Mr. Appleton serving as chairman. The committee met four times during the year ended December 31, 2013. Each committee member was present at each such meeting.

Safety Committee.

Composition and Responsibilities. The Safety Committee assists the board in overseeing occupational safety issues and is comprised of three directors, one of whom is designated by the board of directors to serve as chair. Its specific responsibilities are to:

  establish and recommend safety goals, policies and programs;

  make inquiries of management concerning our compliance with applicable safety laws, rules, regulations and standards;

  receive reports concerning our compliance with safety policies and programs, establish plans to correct any compliance deficiencies, and report the status of such matters to the board of directors;

  periodically review the following items with management: our policies regarding safety-related risk assessment and management; those safety-related exposures that pose major financial risk to us, and the steps management has taken or proposes to take in order to monitor and control such exposures; the effect of relevant safety regulatory initiatives and trends; and material safety- related claims, demands and legal proceedings that have been asserted against us or are threatened;

  review our record of performance on safety matters and any proposed actions based on our record of performance with management; and

  apprise the Audit Committee of significant changes in financial risk exposures or potential disclosure issues arising from or relating to safety matters.

Current Members. The Safety Committee is presently comprised of Mr. Shanahan, Mr. McCombe and Mr. Lindsey, with Mr. McCombe serving as chairman. The committee met four times during the year ended December 31, 2013. Each committee member was present at each such meeting.

Communications to the Board.

Stockholders may communicate directly with the board of directors or any director by writing to the board or a director in care of the corporate secretary at Revett Mining Company, Inc., 11115 East Montgomery, Suite G, Spokane Valley, Washington 99206 or by faxing their written communication to the corporate secretary at (509) 891-8901. Stockholders may also communicate to the board of directors or any director by calling the corporate secretary at (509) 921-2294. The corporate secretary will review any communication before forwarding it to the board or director, as the case may be.

PART FIVE - OTHER INFORMATION

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Except as disclosed in this proxy statement, management of the Company is not aware of a material interest, direct or indirect, of any director or executive officer of the Company, any other informed person of the Company, any proposed nominee for election as a director of the Company, or any associate or affiliate of any such person, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

INTERESTS OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Except as disclosed in this proxy statement, no person who has been a director or executive officer of the Company at any time since the beginning of its last completed fiscal year, no proposed nominee for election as a director, and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, in any matter to be acted upon at the Annual Meeting other than the election of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires any person who is a director or executive officer or who beneficially holds more than 10% of any class of our securities which have been registered with the Securities and Exchange Commission, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission. These persons are also required under the regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of the Section 16(a) reports furnished to us, all Section 16(a) filing requirements applicable to our directors, executive officers and holders of more than 10% of any class of our registered securities were timely complied with during the year ended December 31, 2013.

LEGAL PROCEEDINGS

None of our officers, directors, affiliates or the beneficial owners of five percent or more of our outstanding common shares is a party adverse to the Company or any of its subsidiaries in a legal proceeding or has a material adverse interest to the Company or any of its subsidiaries.

STOCKHOLDER PROPOSALS

Proposals of stockholders that you wish to have included in our proxy statement relating to the 2015 Annual Meeting must be received by us at our office at 11115 E. Montgomery, Suite G, Spokane Valley, Washington 99206, no later than January 6, 2015, which corresponds to the date that is 120 calendar days before the anniversary date on which our proxy statement was released to stockholders in connection with this year’s Annual Meeting. If the date of our 2015 Annual Meeting is changed by more than 30 calendar days from the anniversary date of this year’s Annual Meeting, then the deadline to submit a proposal to be considered for inclusion in next year’s proxy statement and form of proxy, including a proposal to nominate a person for election to the Board, is a reasonable time before we begin to print and mail proxy materials. Such proposals must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act in order to be included in our proxy statement for that meeting.

Stockholder nominees for director election and other stockholder proposals that are not intended to be included in our proxy materials for our 2015 Annual Meeting but that are otherwise intended to be presented by the stockholder at the 2015 Annual Meeting must be received at our offices at 11115 E. Montgomery, Suite G, Spokane Valley, Washington 99206 no earlier than February 18, 2015 and no later than March 20, 2015 and must comply with all other requirements of the Company’s by-laws. You may obtain a copy of the Company’s by-laws by writing to the Corporate Secretary at the address set forth below.

In order to submit a proposal for inclusion in the Company’s proxy statement or otherwise, a stockholder must submit a written proposal, in accordance with the foregoing procedures and within the time frames described above, to the following address:

Revett Mining Company, Inc.
11115 E. Montgomery, Suite G
Spokane Valley, Washington 99206
Attention: Monique Hayes, Corporate Secretary

ADDITIONAL INFORMATION

Additional information relating to the Company is available under the Company’s profile on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis for the year ended December 31, 2013.

The Company will provide to any person, upon request to the Secretary of the Company at 11115 E. Montgomery Drive, Suite G, Spokane Valley, Washington, USA 99206, at any time, a copy of the Company’s most recently filed annual financial statements, together with related MD&A, and any interim financial statements of the Company that have been filed for any period after the end of the Company’s most recently completed financial year, together with the related MD&A, provided that the Company will require the payment of a reasonable charge if the request is made by a person who is not a security holder of the Company.

GENERAL

Management of the Company knows of no matters to come before the Annual Meeting other than as set forth in the Notice. However, if other matters which are not known to management should properly come before the Annual Meeting, the accompanying proxy will be voted on such matters in accordance with the best judgment of the persons voting the proxy.

Information contained in this proxy statement is given as at April 24, 2014 unless otherwise stated.

The Board has approved the contents of this proxy statement and its mailing to shareholders.

DATED May 6, 2014.

“John G. Shanahan”
John G. Shanahan
President and Chief Executive Officer

REVETT MINING COMPANY, INC

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK___________

MR A SAMPLE
DESIGNATION (IF ANY)
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Admission Ticket

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 17, 2014.

Vote by Internet

- Go to **www.envisionreports.com/RVM**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposal 2.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
1.1 - John G. Shanahan	☐	☐	1.2 - Timothy R. Lindsey	☐	☐	1.3 - Albert F. Appleton	☐	☐
1.4 - Larry M. Okada	☐	☐	1.5 - John B. McCombe	☐	☐			

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

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01UFED

REVETT MINING COMPANY, INC

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposal 2.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
1.1 - John G. Shanahan	☐	☐	1.2 - Timothy R. Lindsey	☐	☐	1.3 - Albert F. Appleton	☐	☐
1.4 - Larry M. Okada	☐	☐	1.5 - John B. McCombe	☐	☐			

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 9 8 4 3 6 2

01UFFD

C 1234567890

REVETT MINING COMPANY, INC

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Vote by Internet

- Go to **www.envisionreports.com/RVM**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Stockholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 18, 2014

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or by telephone or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/RVM

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/RVM** to view the materials.

Step 2: Click on **Cast Your Vote or Request Materials**.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

TO VOTE BY TELEPHONE: Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. Follow the instructions provided by the recorded message.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 8, 2014 to facilitate timely delivery.

C O Y

Stockholder Meeting Notice

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposal 2:

1. To elect directors.
   1.1 - John G. Shanahan, 1.2 - Timothy R. Lindsey, 1.3 - Albert F. Appleton, 1.4 - Larry M. Okada, 1.5 - John B. McCombe

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the 2014 Annual Meeting

Directions to the 2014 Annual Meeting are available in the proxy statement, which can be viewed at www.envisionreports.com/RVM.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 8, 2014.